UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 5, 2011

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation	(Commission File Number)	(IRS Employer
or organization)		Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas		77046
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
     On April 5, 2011, the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division approved an Asset Purchase Agreement (the “Agreement”) between Hercules Offshore, Inc. (“Hercules Offshore”) and its wholly owned subsidiary, SD Drilling LLC (collectively with Hercules Offshore, “Purchasers”), and Seahawk Drilling, Inc. (“Seahawk”) and certain of its subsidiaries (collectively with Seahawk, “Sellers”), pursuant to which Sellers agreed to sell to Purchasers, and Purchasers agreed to acquire from Sellers, all 20 of Sellers’ jackup rigs and related assets, accounts receivable and cash and certain liabilities of Sellers in a transaction pursuant to Section 363 of the U.S. Bankruptcy Code (the “Acquisition”).
     The purchase price for the Acquisition will be funded by the issuance of approximately 22.3 million shares of Hercules Offshore common stock and cash consideration of $25 million, which will be used primarily to pay off Seahawk’s Debtor-in-Possession (“DIP”) loan. The number of shares of Hercules Offshore common stock to be issued will be proportionally reduced at closing, based on a fixed price of $3.36 per share, if the outstanding amount of the DIP loan exceeds $25 million, with the total cash consideration not to exceed $45 million. The assets to be acquired will consist of 20 jackup rigs located in the U.S. Gulf of Mexico and related equipment, accounts receivable, cash and contractual rights. Assumed liabilities will be limited to specific items, such as accounts payable, with all other liabilities retained by Seahawk.
     As previously reported, Hercules entered into the Agreement on February 11, 2011. Closing is subject to other conditions as provided in the Agreement. Assuming such conditions are achieved, we anticipate closing of this transaction to occur on or about April 20, 2011.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on February 15, 2011.
Forward-Looking Statements
     The information and statements made in this Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the consummation of the transaction and conditions to closing, as well as costs, synergies, benefits, timing and approvals expected with respect to the transaction. Such statements are subject to a number of risks, uncertainties and assumptions associated with the transaction including, but not limited to, market conditions, the integration of the companies’ businesses, company performance, satisfaction of closing conditions, delays and costs related to the transaction, and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: April 5, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

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